                                                                   EXHIBIT 10.10

                                 ITT INDUSTRIES
                          ENHANCED SEVERANCE PAY PLAN
                   (AMENDED AND RESTATED AS OF JULY 13, 2004)

1. PURPOSE

      The purpose of this ITT Industries Enhanced Severance Pay Plan ("PLAN") is to assist in occupational transition by providing Severance Benefits, as defined herein, for employees covered by this Plan whose employment is terminated under conditions set forth in this Plan.

2. COVERED EMPLOYEES

      Covered employees under this Plan ("EMPLOYEES") are active full-time, regular salaried employees of ITT Industries, Inc., ("ITT INDUSTRIES") and of any subsidiary company ("ITT INDUSTRIES SUBSIDIARY") (collectively or individually as the context requires "COMPANY") (including Employees who are short term disabled as of a Potential Acceleration event within the meaning of the Company's short term disability benefit plans) (other than Employees on periodic severance as of a Potential Acceleration Event) who are or were, at any time within the two year period immediately preceding the Employees' termination of employment (other than executives covered by the ITT Industries Special Senior Executive Severance Pay Plan), either (i) United States or Canadian citizens or who are employed in the United States or Canada, whose primary employment location is at ITT Industries Headquarters, White Plains, New York (and satellite locations, including, without limitation, ITT Pension and Savings Plan (Clifton, New Jersey), ITT TDS (Palm Coast, Florida), ITT Flight Operations (New Castle, Delaware), ITT Shared Services (Ft. Wayne, Indiana and Seneca Falls, New York), ITT Industries of Canada (Toronto, Ontario) and ITT Industries (Shanghai, China)) or (ii) worldwide staff whose primary responsibility is in support of ITT Defense Headquarters (McLean, Virginia), ITT Fluid Technology Headquarters (Upper Saddle River, New Jersey), ITT Motion and Flow Control Headquarters (Upper Saddle River, New Jersey) or ITT Electronic Components Headquarters (Santa Ana, California) and such other employees of the Company who shall be designated as covered employees thereunder by the Chief Executive or the Senior Vice President, Director-Human Resources of ITT Industries or a designee of such officers ("AUTHORIZED OFFICERS OR DESIGNEES"). No person who is employed on a temporary, occasional or seasonal basis is eligible under this Plan.

      After the occurrence of an Acceleration Event, the terms "ITT INDUSTRIES", "ITT INDUSTRIES SUBSIDIARY" and "COMPANY" as used herein shall also include, respectively and as the context requires, any successor company to ITT Industries or any successor company to any ITT Industries Subsidiary and any affiliate of any such successor company.

3. DEFINITIONS

      An "ACCELERATION EVENT" shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "ACT") disclosing that any person (within the meaning of Section 13(d) of the

Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of ITT Industries (the "STOCK"); (ii) any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries, or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of ITT Industries (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of ITT Industries (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of ITT Industries shall approve (A) any consolidation, business combination or merger involving ITT Industries, other than a consolidation, business combination or merger involving ITT Industries in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of ITT Industries (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of ITT Industries (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries, (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than ITT Industries or any subsidiary of ITT Industries or any employee benefit plan (or related trust) sponsored by ITT Industries or a subsidiary of ITT Industries) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

      "CAUSE" shall mean action by the Employee involving willful malfeasance or gross negligence or the Employee's failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on the part of the Employee shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

      "ENHANCED SEVERANCE PERIOD" shall mean the period, expressed in weeks, equal to the sum of (x) two times the normal severance pay or termination pay period of weeks for the Employee, determined as if the Employee were an employee of the same grade, and having the same years of service, covered by and eligible for the severance pay or termination pay plans or policies at ITT Industries Headquarters, White Plains, New York, as in effect immediately preceding an Acceleration Event and (y) four (4) weeks (in lieu of notice of termination), provided that the Enhanced Severance Period shall not exceed 108 weeks and shall not be less than the Minimum Severance Period.

      "ENHANCED WEEK'S PAY" shall mean the sum of (x) the highest annual base salary rate paid to the Employee at any time during the three (3) year period immediately preceding the Employee's termination of employment and (y) the highest annual bonus or service recognition award paid or awarded to the Employee in respect of either (i) the three (3) years preceding an Acceleration Event or (ii) the three (3) years preceding the Employee's termination of employment, including, among the bonuses and service recognition awards taken into account for this purpose, any bonus or service recognition award paid or awarded by reason of an Acceleration Event, without regard to whether such bonus or service recognition award is paid during such three year period or after an Acceleration Event, divided by 52 weeks.

      "GOOD REASON" shall mean (i) without the Employee's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates promptly after receipt of notice thereof given by the Employee, (A) a reduction in the Employee's annual base salary or annual bonus or service recognition award (as measured by the highest bonus or highest service recognition award paid or awarded, in respect of the three (3) calendar years preceding an Acceleration Event), including, among the bonuses and service recognition awards taken into account for this purpose, any bonus or service recognition award paid or awarded by reason of an Acceleration Event, without regard to whether such bonus or service recognition award is paid during such three year period or after an Acceleration Event) or any reduction in any material compensation or benefits arrangement, (B) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (C) any other action by the Company or its affiliates which results in a diminution in such position, authority, duties or responsibilities; (ii) without the Employee's express written consent, the Company's requiring the Employee's work location to be other than within twenty-five (25) miles of the location where such Employee was principally working immediately prior to the Acceleration Event; or (iii) any failure by the Company to obtain the express written assumption of this Plan from any successor to the Company.

      "MINIMUM SEVERANCE PERIOD" shall mean (i) with respect to Employees with less than twenty (20) years of service with the Company, twenty-six (26) weeks,
(ii) with respect to Employees with between twenty (20) and twenty-five (25) years of service with the Company, 52 weeks, (iii) with respect to Employees with greater than twenty-five (25) years of service with the Company but less than or equal to thirty (30) years of service with the Company, seventy-eight
(78) weeks and (iv) with respect to Employees with greater than thirty (30) years of service with the Company, one hundred and four (104) weeks. For purposes hereof, "years of service" shall have the same meaning as in the termination pay plans or policies at ITT Industries Headquarters, White Plains, New York, as in effect immediately preceding an Acceleration Event and shall be determined as of the date of the Employee's termination of employment with the Company.

      "POTENTIAL ACCELERATION EVENT" shall mean any execution of an agreement, the commencement of a tender offer or any other transaction or event that if consummated would result in an Acceleration Event.

4. SEVERANCE BENEFITS UPON TERMINATION OF EMPLOYMENT

      If an Employee's employment with the Company is terminated due to a Qualifying Termination, he or she shall receive the severance benefits set forth in Section 5 hereof ("SEVERANCE BENEFITS"). For purposes hereof, (i) a "QUALIFYING TERMINATION" shall mean a termination of an Employee's employment with the Company either (x) by the Company without Cause (A) within the two (2) year period commencing on the date of the occurrence of an Acceleration Event or
(B) prior to the occurrence of an Acceleration Event and either (1) following the public announcement of the transaction or event which ultimately results in such Acceleration Event or (2) at the request of a party to, or participant in, the transaction or event which ultimately results in an Acceleration Event; or
(y) by an Employee for Good Reason within the two (2) year period commencing with the date of the occurrence of an Acceleration Event and (ii) a determination by an Employee that he or she has "Good Reason" hereunder shall be final and binding on the parties hereto absent a showing of bad faith on the Employee's part.

5. SEVERANCE BENEFITS

      Severance Benefits for Employees:

      - Accrued Rights - The Employee's base salary through the date of termination of employment, any annual bonus earned but unpaid as of the date of termination for any previously completed fiscal year, reimbursement for any unreimbursed business expenses properly incurred by the Employee in accordance with Company policy prior to the date of the Employee's termination of employment and such employee benefits, if any, as to which the Employee may be entitled under the employee benefit plans of the Company, including without limitation, the payment of any accrued or unused vacation under the Company's vacation policy.

      - Severance Pay - The number of weeks of the Employee's Enhanced Severance Period times the Employee's Enhanced Week's Pay.

      - Benefits

      - Continued health and life insurance benefits and perquisites (including, without limitation, any Company-provided automobile and any tax or financial advisory services) for a period equal to the Employee's Enhanced Severance Period following the Employee's termination of employment at the same cost to the Employee, and at the same coverage levels, as provided to the Employee (and the Employee's eligible dependents) immediately prior to his or her termination of employment.

      - Payment of a lump sum amount ("PENSION LUMP SUM AMOUNT") equal to the difference between (i) the total lump sum value of the Employee's pension benefit under the ITT Industries Salaried Retirement Plan and, as applicable, ITT Industries Excess Pension Plan II or any successor plan; provided that the benefits under such successor plan is no less favorable than the benefits under the plans set forth herein (or corresponding pension arrangements (i) outside the United States or (ii) as may be designated by an Authorized Officer or Designee) ("PENSION PLANS") as of the Employee's termination of employment and
(ii) the total lump sum value of the Employee's pension benefit under the Pension Plans after crediting to the Employee an additional two (2) years of age and two (2) years of eligibility and benefit service and applying the highest annual base salary rate and highest bonus or service recognition award determined above under "Enhanced Week's Pay" with respect to the additional period of service so credited for purposes of determining the Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Employee having a pension benefit under any of the Pension Plans as of the Employee's termination of employment. An example of the calculation of benefits set forth in this paragraph is set forth on Schedule A.

      - Crediting of an additional two (2) years of age and an additional two
(2) years of eligibility service equal to the Employee's Enhanced Severance Period for purposes of the Company's retiree health and retiree life insurance benefits. This provision shall apply to any Employees covered under such benefits any time during the three (3) year period immediately preceding the Employee's termination of employment.

      - Payment of a lump sum amount ("SAVINGS PLAN LUMP SUM AMOUNT") equal to the number of weeks of the Employee's Enhanced Severance Period times the following amount: the highest annual base salary rate determined above under "Enhanced Week's Pay", divided by 52 weeks, times the highest percentage rate of Company Contributions (not to exceed 3 1/2%) with respect to the Employee under the ITT Industries Investment and Savings Plan for Salaried Employees and/or the ITT Industries Excess Savings Plan (or corresponding savings plan arrangements
(i) outside the United States or (ii) as may be designated by an Authorized Officer of Designee) ("SAVINGS PLANS") (including matching contributions and floor contributions) at any time during the three (3) year period immediately preceding the Employee's termination of employment or the three (3) year period immediately preceding the Acceleration Event. This provision shall apply to any Employee who is a member of any of the Savings Plans at any time during such three (3) year period.

      - Outplacement - Outplacement services for one (1) year.

      With respect to the provision of benefits during the above period equal to the Employee's Enhanced Severance Period, if, for any reason at any time the Company is unable to treat the Employee as being eligible for ongoing participation in any Company employee benefit plans in existence immediately prior to the termination of employment of the Employee, and if, as a result thereof, the Employee does not receive a benefit or receives a reduced benefit the Company shall provide such benefits by (i) direct payment to the Employee of the amounts the Employee would have received from such benefit plan had the Employee continued to be eligible or (ii) at the Company's option, making available equivalent benefits from other sources.

6. FORM OF PAYMENT OF SEVERANCE PAY AND LUMP SUM PAYMENTS

      Severance Pay shall be paid in cash, in a non-discounted lump sum within five (5)

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                                                                               6

business days after the date the employment of the Employee terminates. The Pension Lump Sum Amount and the Savings Plan Lump Sum Amount shall be paid in cash within thirty (30) calendar days after the date the employment of the Employee terminates.

7. TERMINATION OF EMPLOYMENT - OTHER

      The Severance Benefits shall only be payable upon an Employee's termination of employment due to a Qualifying Termination; provided, that if, following the occurrence of an Acceleration Event, an Employee is terminated due to the Employee's death or disability (as defined in the long-term disability plan in which the Employee is entitled to participate (whether or not the Employee voluntarily participates in such plan)) and, at the time of such termination, the Employee had grounds to resign with Good Reason, such termination of employment shall be deemed to be a Qualifying Termination.

8. ADMINISTRATION OF PLAN

      This Plan shall be administered by ITT Industries, who shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by ITT Industries shall be final, conclusive and binding on all parties affected thereby.

      Notwithstanding the preceding paragraph, following an Acceleration Event, any controversy or claim arising out of or relating to this Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the entire cost thereof shall be borne by the Company. The location of the arbitration proceedings shall be reasonably acceptable to the Employee. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are incurred in good faith by the Employee as a result of the Company's refusal to provide any of the Severance Benefits to which the Employee becomes entitled under this Plan, or as a result of the Company's (or any third party's) contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the Employee and the Company pertaining to this Plan. The Company shall pay such fees and expenses from the general assets of the Company.

9. TERMINATION OR AMENDMENT

      ITT Industries may terminate or amend this Plan ("PLAN CHANGE") at any time except, that following the occurrence of (i) an Acceleration Event or (ii) a Potential Acceleration Event, no Plan Change that would adversely affect any Employee may be made without the prior written consent of such Employee affected thereby; provided, however, that (ii) above shall cease to apply if such Potential Acceleration Event does not result in the occurrence of an Acceleration Event.

10. OFFSET

      Any Severance Benefits provided to an Employee under this Plan shall be offset by reducing (x) any Severance Pay hereunder by any severance pay, salary continuation pay, termination pay or similar pay or allowance and (y) any other Severance Benefits hereunder by corresponding employee benefits, or outplacement services, which the Employee receives or is entitled to receive, (i) pursuant to any other Company policy, practice program or arrangement, (ii) pursuant to any Company employment agreement or other agreement with the Company, or (iii) by virtue of any law, custom or practice excluding, however, any unemployment compensation in the United States, unless the Employee voluntarily expressly waives (which the Employee shall have the exclusive right to do) in writing any such respective entitlement.

11. EXCISE TAX

      In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this
Section 11 such payments or distributions being referred to herein as "PAYMENTS") would give rise to liability of the Employee for the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the "CODE"), or that any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then the Employee shall be entitled to receive an additional payment (the "GROSS-UP PAYMENT") in an amount such that after payment by the Employee of all Federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income and employment taxes (and any interest and penalties imposed with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

      All determinations required to be made under this Section 11, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm mutually agreed to by the Employee and the Company (the "ACCOUNTING FIRM") which shall provide detailed supporting calculations both to the Company and the Employee within ten
(10) business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, the Employee shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of the Employee's residence or place of employment, whichever is higher, in the calendar year in which any such Gross-Up Payment is to be made. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 11, shall be paid by the Company to the Employee when due. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall so indicate to the Employee in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of
Section 4999 of the Code, it is
possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) the Employee was lower than the amount actually due ("UNDERPAYMENT"). In the event that the Company exhausts its remedies pursuant to this Section 11 and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

      The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 11, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, further, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if the Employee is required to extend the statute of limitations to enable the Company to contest such claim, the Employee may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

      If, after the receipt by the Employee of an amount paid or advanced by the Company pursuant to this Section 11, the Employee becomes entitled to receive any refund with respect to a Gross-Up Payment, the Employee shall (subject to the Company's complying with the requirements of Section 11) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 11, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

      In the event the Gross-Up Payment shall fail to make the Employee whole on an after-tax basis, whether by reason of either (i) an adjustment made by the Internal Revenue Service or state taxing authority or (ii) because the Employee's actual effective tax rate was higher than the rate used by the Accounting Firm as determined pursuant to Section 11 for the year in which the Gross-Up Payment was made, the Gross-Up Payment shall be recalculated ("RECALCULATED GROSS-UP PAYMENT"), using the Employee's actual effective tax rate, once it is known for the calendar year in which the Gross-Up Payment is made, and the Company shall reimburse the Employee for the full amount of any amount by which the Recalculated Gross-Up Payment exceeds the Gross-Up Payment ("ADDITIONAL GROSS-UP PAYMENT").

      The Gross-Up Payment and any Additional Gross-Up Payment shall be paid out of the general assets of the Company.

12. MISCELLANEOUS

      The Employee shall not be entitled to any notice of termination or pay in lieu thereof except as included as part of Severance Pay as provided herein.

      Severance Benefits under this Plan are paid entirely by the Company from its general assets.

      This Plan is not a contract of employment, does not guarantee the Employee employment for any specified period and does not limit the right of the Company to terminate the employment of the Employee at any time.

      If an Employee should die while any amount is still payable to the Employee hereunder had the Employee continued to live, all such amounts shall be paid in accordance with this Plan to the Employee's designated heirs or, in the absence of such designation, to the Employee's estate.

      The numbered section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.

      If, for any reason, any one or more of the provisions or part of a provision contained in this Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this

Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect.

      The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

      The Plan shall be binding on all successors and assigns of the ITT Industries and an Employee.

13. NOTICES

            Any notice and all other communication provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            If to the Company:

            ITT Industries, Inc.
            4 West Red Oak Lane
            White Plains, New York 10604
            Attention: General Counsel

            If to Employee:

      To the most recent address of Employee set forth in the personnel records of ITT Industries.

14. ADOPTION DATE

      This Plan was adopted by ITT Industries on April 15, 1997 ("ADOPTION DATE") and does not apply to any termination of employment which occurred or which was communicated to the Employee prior to the Adoption Date.

                          ENHANCED SEVERANCE PAY PLAN

                    EXAMPLE OF POTENTIAL PENSION ENHANCEMENT

      BASIC INPUT DATA

Date of Event                              12/31/2004

Employee Age                                       55

Employee Service                                   20

Current Salary Rate                           139,000

Estimated Social Security Benefit (Mo.)         1,400

      HISTORICAL EARNINGS

                         BASE     EXECUTIVE
     YEAR              EARNINGS     BONUS
     1998              104,167      42,000
     1999              109,375      53,000
     2000              114,208      62,500
     2001              119,583      70,000
     2002              125,500      90,000
     2003              131,500      85,000
     2004              137,917      87,000

IMPLIED EARNINGS
    Year 1             139,000      90,000
    Year 2             139,000      90,000

      CALCULATION OF PENSION BENEFIT

                                          ACTUAL         ENHANCED         IMPROVEMENT
Final Average Pay                       204,641.67      222,983.33
Age                                          55.00           57.00
Service                                      20.00           22.00

Gross Monthly Pension                     6,821.39        8,176.06          1,354.67
Less: Social Security Offset               (350.00)        (385.00)           (35.00)
Net Monthly Pension @ Age 65              6,471.39        7,791.06          1,319.67
Early Retirement Reduction Factor            75.00%          85.00%

Net Pension Payable after age 62          4,766.04        6,564.65          1,798.61
Net Pension Payable to age 62             5,116.04        6,949.65          1,833.61

Lump Sum Value of Benefit from Enhanced
Severance Pay Plan                                                        397,925.45

Note: In addition to the lump sum payment shown, any portion of the actual benefit that is payable under the Excess Pension Plan would be paid in a lump sum